UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2009 (October 6, 2009)
GAYLORD ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01. OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-99.1

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
          Entry into Sixth Supplemental Indenture with respect to the 8% Notes
          On October 6, 2009, Gaylord Entertainment Company, a Delaware corporation (the “Company”), entered into a Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) among the Company, certain of its subsidiaries (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”). The Sixth Supplemental Indenture effects the proposed amendments to the indenture governing the Company’s 8% Senior Notes due 2013 (the “2013 Notes”), as described in the Offer to Purchase and Consent Solicitation Statement, dated as of September 23, 2009. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Sixth Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 8.01.	OTHER EVENTS.
          On October 6, 2009, the Company received the requisite consents of holders, representing at least a majority in principle amount of the 2013 Notes then outstanding, to enter into the Sixth Supplemental Indenture pursuant to the Company’s previously announced consent solicitation with respect to the 2013 Notes.
          On October 7, 2009, the Company announced the results of its tender for the 2013 Notes and call for redemption of all 2013 Notes that remain outstanding. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
          (d) Exhibits
4.1	Sixth Supplemental Indenture, dated as of October 6, 2009, by and among the Company, certain of its subsidiaries and U.S. Bank National Association, as trustee.

99.1	Press Release dated October 7, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: October 7, 2009	By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit

4.1	Sixth Supplemental Indenture, dated as of October 6, 2009, by and among the Company, certain of its subsidiaries and U.S. Bank National Association, as trustee.

99.1	Press Release dated October 7, 2009.